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                                                                 Exhibit 10.1.13



                       THIRD AMENDMENT TO CREDIT AGREEMENT


                  THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of May 29, 1998 (this "Amendment"), by and among CANNONDALE CORPORATION, a corporation organized under the laws of the State of Delaware ("Cannondale"); each of the Subsidiaries of Cannondale which is a signatory to the Credit Agreement (as defined below) (the Subsidiaries of Cannondale, together with Cannondale, the "Borrowers"); NATIONSBANK, N.A., a national banking association organized under the laws of the United States of America ("NationsBank"); FLEET NATIONAL BANK, a national banking association organized under the laws of the United States of America ("Fleet"); THE CHASE MANHATTAN BANK, a bank organized under the laws of New York ("Chase"); STATE STREET BANK AND TRUST COMPANY, a trust company organized under the laws of Massachusetts ("State Street") (each of NationsBank, Fleet, Chase and State Street may be referred to individually as a "Bank" and collectively as the "Banks"); and NATIONSBANK as administrative agent for the Banks (in such capacity, together with its successors in such capacity, the "Administrative Agent").


                                   Background

         A. Reference is made to that certain Credit Agreement dated as of June 9, 1997 (the "Credit Agreement"), among the Borrowers, the Administrative Agent, NationsBank, Fleet, and the other parties signatory thereto.

         B. The Credit Agreement was amended by the First Amendment To Credit Agreement dated as of October 14, 1997 (the "First Amendment"), among the Borrowers, the Administrative Agent, the Banks, and the other parties signatory thereto.

         C. The Credit Agreement was further amended by the Second Amendment To Credit Agreement dated as of April [15], 1998 (the "Second Amendment"), among the Borrowers, the Administrative Agent, the Banks, and the other parties signatory thereto.

         D. The parties hereto wish to further amend the Credit Agreement as herein provided.

         E. Capitalized terms not otherwise defined shall have the meanings ascribed to them in the Credit Agreement, as amended by the First Amendment, the Second Amendment, and as amended hereby.
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                                    Agreement

         In consideration of the Background, which is incorporated by reference, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Modification. All the terms and provisions of the Credit Agreement and the other Facility Documents, as amended to date, shall remain in full force and effect except as follows:

                  (a) The following definition is inserted into Section 1.1 of the Credit Agreement in proper alphabetical order:

                           "Interest Rate Protection Agreement" means any
                  interest rate protection agreement entered into with any bank or other financial institution whereby the Borrowers obtain a hedge or cap for the interest rate that will be payable by the Borrowers on the Loans under this Agreement.

                  (b) The following Section 2.14 is added to the Credit Agreement immediately following Section 2.13:

                           Section 2.14 Interest Rate Protection. The Borrowers
                  may enter into Interest Rate Protection Agreements so long as no Default or Event of Default would result therefrom, including any violation of any of the covenants contained in
                  Article 9 on a pro forma basis based upon the most recent calculations delivered to the Banks in accordance with Section
                  7.8. The obligations of the Borrowers to a Bank (but not to any other bank or other financial institution that is not a "Bank" hereunder) under such Interest Rate Protection Agreements will automatically constitute obligations of the Borrowers under this Agreement and will be secured by any Lien granted under the Facility Documents pari passu with the other obligations of the Borrowers under this Agreement.

                  (c) Subsection (j) of Section 7.8 of the Credit Agreement is deleted and the following is substituted therefor:

                  (j) promptly after the furnishing thereof, copies of any statement or report furnished to any other party pursuant to the terms of any Interest Rate Protection Agreement or any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Banks pursuant to any other clause of this Section 7.8;
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                  (d) Section (a) of Section 8.1 of the Credit Agreement is
deleted and the following is substituted therefor:

                           (a) Debt of such Borrower under this Agreement, the
                  Notes or any Interest Rate Protection Agreement;

                  (e) Subsection (b) of Section 8.3 of the Credit Agreement is deleted and the following is substituted therefor:

                           (b) Liens in favor of the Administrative Agent on
                  behalf of the Banks securing the Loans hereunder and Liens in favor of the Administrative Agent on behalf of one or more Banks securing the Borrowers' obligations under Interest Rate Protection Agreements permitted by Section 2.14;

                  (f) Subsection (c) of Section 8.5 of the Credit Agreement is deleted and the following is substituted therefor:

                           (c) any Acceptable Acquisition or any Interest Rate
                  Protection Agreement;

                  (g) Subsection (d) of Section 10.1 of the Credit Agreement is deleted and the following is substituted therefor:

                           (d) (i) any Borrower or any of its Subsidiaries shall
                  fail to pay any indebtedness under any Interest Rate Protection Agreement or any other indebtedness in an aggregate amount in excess of $500,000, including but not limited to indebtedness for borrowed money (other than the payment obligations described in (a) above), of such Borrower or such Subsidiary, as the case may be, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or (ii) any Borrower or any of its Subsidiaries shall fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Interest Rate Protection Agreement or other indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or passage of time, or both, the maturity of such indebtedness (unless such failure to perform or observe shall be timely waived by the holder of such indebtedness); or (iii) any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;
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         2. Conditions to effectiveness. This Amendment shall not be effective until such date as the Administrative Agent shall have received the following, all in form, scope, and content acceptable to the Administrative Agent and Lenders in their sole discretion:

                  (a) This Amendment, executed by the Borrowers and the Required Banks; and

                  (b) Such other agreements and instruments as the Administrative Agent shall reasonably require.

         3. Reaffirmation by the Borrowers. Each of the Borrowers acknowledges, agrees, and reaffirms, both prior to and after taking into account this Amendment, that each is legally, validly, and enforceably indebted to the Banks under the Notes without defense, counterclaim, or offset, and that each is legally, validly, and enforceably liable to the Banks for all costs and expenses of collection and reasonable attorneys' fees as and to the extent provided in this Amendment, the Credit Agreement, the Notes, and the other Facility Documents. Each of the Borrowers hereby restates and agrees to be bound by all covenants contained in the Credit Agreement and the other Facility Documents and hereby reaffirms that all of the representations and warranties contained in the Credit Agreement and the other Facility Documents remain true and correct in all material respects with the exception that the representations and warranties regarding the financial statements described therein are deemed true as of the date made. Each of the Borrowers represents that except as set forth in the Credit Agreement and the other Facility Documents, there are neither pending, nor to each Borrower's knowledge, threatened, legal proceedings to which any of the Borrowers is a party that materially or adversely affect the transactions contemplated by this Amendment or the ability of any of the Borrowers to conduct its business on a consolidated basis. Cannondale and Cannondale Europe B.V. each acknowledge and represent that the resolutions of each dated May 28, 1997, and June 9, 1997, respectively, remain in full force and effect and have not been amended, modified, rescinded, or otherwise abrogated.

         4. Reaffirmation re: Collateral. Cannondale reaffirms the liens, security interests, and pledges granted to NationsBank, N.A., as Administrative Agent, for the benefit of the Banks pursuant to the Credit Agreement and the other Facility Documents to secure the obligations of each Borrower thereunder.

         5. Other representations by the Borrowers. Each of the Borrowers represents and confirms that: (a) no Default or Event of Default has occurred and is continuing, and that neither the Agents nor the Banks has given its consent to or waived any Default or Event of Default, and (b) the Credit Agreement and the other Facility Documents are in full force and effect and enforceable against the Borrowers in accordance with the terms thereof. Each of the Borrowers represents and confirms that as of the date hereof, each has no claim or defense (and each of the Borrowers hereby waives every claim and defense as
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of the date hereof) against the Agents or the Banks arising out of or relating to the Credit Agreement or the other Facility Documents or arising out of or relating to the making, administration or enforcement of the Loans or the remedies provided for under the Facility Documents.

         6. No waiver by the Banks. Each of the Borrowers acknowledges that: (a) the Banks, by execution of this Amendment, are not waiving any Default or Event of Default, whether now existing or hereafter occurring, disclosed or undisclosed, by the Borrowers under the Facility Documents, and (b) the Banks reserve all rights and remedies available to them under the Facility Documents and otherwise.

         7. Miscellaneous.

                  (a) This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  (b) This Amendment and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with, the laws of the State of New York.

                  (c) This Amendment shall be deemed a, and included in the definition of, Facility Document under the Credit Agreement for all purposes.

                  (d) The Credit Agreement, as amended by the First Amendment, the Second Amendment, and as amended hereby, and the other Facility Documents remain in full force and effect in accordance with their terms.



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                     The next page is the signature page.]
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         IN WITNESS WHEREOF, the parties have executed this Amendment on the date first written above.

                                   BORROWERS

                                   CANNONDALE CORPORATION


                                   By   /s/ WILLIAM A. LUCA
                                   Name:  William A. Luca
                                   Title: Vice President of Finance,
                                          Chief Financial Officer

                                   CANNONDALE EUROPE B.V.


                                   By   /s/ JORG HILFIKER
                                   Name:  Jorg Hilfiker
                                   Title: President

                                   CANNONDALE JAPAN KK


                                   By   /s/ JEFFREY TURCK
                                   Name:  Jeffrey Turck
                                   Title: President


                                   ADMINISTRATIVE AGENT

                                   NATIONSBANK, N.A.


                                   By   /s/ SUSAN TIMMERMAN
                                   Name:  Susan Timmerman
                                   Title: Vice President
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                                   BANKS

                                   NATIONSBANK, N.A.


                                   By   /s/ SUSAN TIMMERMAN
                                   Name:  Susan Timmerman
                                   Title: Vice President

                                   FLEET NATIONAL BANK


                                   By   /s/ MARGARET D. HARWOOD
                                   Name:  Margaret D. Harwood
                                   Title: Vice President


                                   THE CHASE MANHATTAN BANK


                                   By   /s/ THOMAS D. MCCORMICK
                                   Name:  Thomas D. McCormick
                                   Title: Vice President


                                   STATE STREET BANK AND TRUST COMPANY


                                   By /s/ ARLENE M. DOHERTY
                                   Name:  Arlene M. Doherty
                                   Title: Vice President